Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of QUALCOMM Incorporated of our report dated November 6, 2024 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in QUALCOMM Incorporated’s Annual Report on Form 10-K for the year ended September 29, 2024. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

San Diego, California
November 6, 2024

PricewaterhouseCoopers LLP, 12860 El Camino Real, Suite 250, San Diego, California 92130

T: +1 (858) 677-2400, F: +1 (858) 677-2401, www.pwc.com